EXHIBIT 10.59


                    NON-QUALIFIED OPTION                          100,000
                      (non-Assignable)                        ----------------
                                                              Number of Shares

                     To Purchase Shares
                   of Class A Common Stock

                            of

              PETROLEUM HEAT AND POWER CO.,INC.
              (a Minnesota Corporation)

               Issued Pursuant to a Resolution
                   of the Board of Directors
                 Approved April 1, 1994
               --------------------------------

                This CERTIFIES THAT IRIK P. SEVIN is hereby granted the option to purchase all or any of One Hundred Thousand (100,000) fully paid and non-assessable shares of Class A Common Stock of the par value of $.10 per share of Petroleum Heat and Power Co., Inc., a Minnesota corporation (hereinafter called the "Company"), upon and subject to the following terms and conditions:

                This option and all rights to purchase shares hereunder shall expire on March 31, 2004 (hereinafter called thee "expiration date) .

                The option and all rights hereunder shall be non-assignable and non-transferable; provided, however, in the event of the death of Irik P. Sevin prior to the expiration date, this option may be exercised by the personal representative of Irik P. Sevin within the period of 12 months following the death of Irik P. Sevin to the same extent this option was exercisable by Irik P. Sevin immediately preceding his death; and to the extent this option is not so exercised it shall lapse.

                Any attempted transfer, assignment, pledge, hypothecation or other disposition of this option shall be null and void and without effect.

                The Option Price shall be $8.50 per share. In the event of the subdivision of Class A Common Stock by a stock split or otherwise the Option Price in effect as of the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced and conversely, in the event the outstanding shares of Class A Common are reclassified by combination, reorganization, reverse split, or otherwise, the Option Price in effect as of the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased.


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                 This option shall be exercisable by Irik P. Sevin at any
 time and from time to time; provided, that the minimum number of Shares which may be purchased on any exercise of this option shall be 100 shares.

                 This option may be exercised from time to time only by delivery to the Company at its main office (attention of the Secretary), of a duly signed notice in writing stating the number of shares with respect to which this option is being exercised, accompanied by payment in full, in cash or by certified check, payable to the order of the Company, for the purchase price of the shares purchased pursuant to the exercise of this option.

                 To the extent that this option shall not have been exercised in full prior to the expiration date, it shall terminate and become void and of no effect.

                 All certificates representing shares issued upon the exercise of this option shall bear the usual legend indicating non-registration under the Securities Act of 1933, as amended.

                 This warrant shall be governed by the laws of the State of Minnesota.

                 WITNESS the seal of the Company and the signatures of its duly authorized officers.

 Dated: April 4, 1994

                                 PETROLEUM HEAT AND POWER CO., INC.


                                 By /s/ Irik P. Sevin
                                   ---------------------
                                   Irik P. Sevin
                                   Chief Executive Officer



Accepted


/s/ Irik P. Sevin
- -------------------------
Irik P. Sevin



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